Exhibit 99.1
For Immediate Release
Contact:
Patrick Pedonti
Chief Financial Officer
Tel: +1-860-298-4738
E-mail: investorrelations@sscinc.com
SS&C Technologies Reports Fourth Quarter and 2010 Results
Record Quarterly Revenue of $86 Million and 21% Increase over 2009 Revenues
WINDSOR, CT — February 17, 2011 — SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of software-enabled services and financial services software, today announced its financial results for the fourth quarter and full year ended December 31, 2010.
“2010 was the highest-ever revenue year in SS&C’s history and we believe we can continue our success in 2011,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc.
GAAP Results
The Company reported quarterly revenue of $86.1 million for the fourth quarter of 2010, compared to $71.0 million in the fourth quarter of 2009, or an increase of 21.2%. Total annual revenues for the year ended December 31, 2010 were $328.9 million, a 21.4% increase over the $270.9 million in 2009.
GAAP operating income for the fourth quarter of 2010 was $21.0 million, or 24.4% of revenue, up from $19.1 million in 2009’s fourth quarter. Operating income for the year ended December 31, 2010 was $79.8 million compared to $67.1 million for 2009.
Net income for the fourth quarter of 2010 was $9.2 million compared to $6.0 million in the fourth quarter of 2009. Net income for the year ended December 31, 2010 was $32.4 million compared to $19.0 million for 2009, a 70.4% increase.
On a fully diluted basis, earnings per share in the fourth quarter of 2010 were $0.12 and represent a 33.3% increase from $0.09 in the fourth quarter of 2009. On a fully diluted basis, earnings per share for the year ended December 31, 2010 were $0.44 and represent a 46.7% increase compared to 2009’s $0.30 per diluted share.
Non-GAAP Results
Adjusted Revenue, which is adjusted for one-time purchase accounting adjustments (a non-GAAP measure defined in note 1 to the attached Condensed Consolidated Financial Information), was $86.1 million for the fourth quarter of 2010, an increase of $15.0 million or 21.1% from $71.1 million in the same period for 2009.
Adjusted operating income (a non-GAAP financial measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the fourth quarter of 2010 was $34.1 million, or 39.6% of revenue. This represents a 17.6% increase compared to $29.0 million and 40.8% of revenue, in the fourth quarter of 2009. Adjusted operating income for the year ended December 31, 2010 was $129.2 million. This represents a 21.3% increase compared to adjusted operating income of $106.5 million for 2009.

Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the fourth quarter of 2010 was $18.2 million compared to $13.3 million in 2009’s fourth quarter, a 36.6% increase. Adjusted net income for the year ended December 31, 2010 was $65.6 million and represented a 40.7% increase compared to $46.6 million for 2009.
Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the fourth quarter were $0.24 and represent a 14.3% increase from $0.21 in the fourth quarter of 2009. Adjusted diluted earnings per share for the year ended December 31, 2010 were $0.90 and represented a 23.3% increase compared to $0.73 per share in 2009.
Cash Flow
SS&C generated net cash from operating activities of $75.6 million for the year ended December 31, 2010, compared to $59.9 million for the same period in 2009, representing a 26.3% increase. We ended 2010 with $84.8 million of cash on the balance sheet. SS&C’s leverage ratio as defined in our credit agreement stood at 1.85 for the year ended 2010, down from 6.8 when we went private in November of 2005.
Annual Run Rate Basis
Annual Run Rate Basis (ARRB) recurring revenue, defined as the addition of maintenance and software-enabled services revenue, was $74.7 million for the fourth quarter of 2010, an annual run-rate of $298.9 million. This represents an increase of 24.5% from $60.0 million and $240.0 million run-rate in the same period in 2009 and an increase of 3.6% from Q3 2010’s $72.1 million and $288.6 million run-rate. We believe ARRB of our recurring revenue is a good indicator of visibility.
Acquisitions
The Company acquired three businesses in 2010 including Geller Investment Partnership Services (GIPS), the thinklink business from TD Ameritrade, and TimeShareWare. GIPS provides accounting, reporting, performance, tax and investor services for the private equity industry. The thinklink software platform is an internet-deployed trade order management and execution solution with more than fifty institutional sell-side clients. The TimeShareWare acquisition includes software solutions for shared-ownership resorts and has more than 500 product installations around the world including Marriott, Group RCI, Holiday Inn Vacation Club Vacations, and more.
Fourth Quarter Highlights
•	Continued Software-Enabled Services Growth: SS&C increased its software-enabled services business to $56.1 million, an increase of 32.2% over $42.5 million in the same period in 2009. Revenues from software-enabled services accounted for 65.2% of total revenue in the fourth quarter of 2010.
•	Record Quarter for Revenues: A 20.4% increase in license revenue in the fourth quarter of 2010 over the same period in 2009 combined with a 32.2% increase in software-enabled services led to SS&C’s highest-ever quarterly revenue of $86.1 million in the fourth quarter of 2010.
•	New York City Office Consolidation: SS&C renegotiated and added to its space in mid-town Manhattan to support growth in fund administration, financial training and municipal finance businesses, and bringing in Geller Investment Partnership Services private equity fund administration business.

•	TimeShareWare Acquisition: SS&C extended its real estate property offering with TimeShareWare’s platform technology based on a three-tier Service Oriented Architecture (SOA) to manage all aspects of resort industry management.
•	Key Client Wins: SS&C signed key Q4 client deals including a global bank’s Corporate Trust and Agency Services for SS&C’s Money Market Manager; a U.S.-based financial services organization will use LMS Loan Suite to manage its US$14 billion loan portfolio; a large U.S. independent broker/dealer selected SS&C’s Recon, Fiera Capital Management expanded its relationship with SS&C and chose its Global Wealth Platform; a large Canadian bank licensed SS&C MarginMan to process precious metals and foreign exchange, and Solmar Hotels & Resorts selected SS&C’s TimeShareWare Professional to manage sales and marketing, lead management, property management, and online rental operations.
•	SAS No. 70 and CICA 5970 Audits: In the fourth quarter, SS&C completed 14 independent audits of its selected controls, processes and procedures in compliance with the American Institute of Certified Public Accountants’ (AICPA) (SAS) No. 70 for service organizations and the Canadian Institute of Chartered Accountants (CICA) Section 5970. Completion of the SAS 70 designation acknowledges that SS&C’s processes and controls have been evaluated and tested by an independent service auditor: PricewaterhouseCoopers. The examinations included its data centers, the Company’s SaaS solutions and its full service fund administration and institutional outsourcing services platform.
Guidance
SS&C announces the following financial guidance for the first quarter and fiscal year 2011:

Guidance	Q1 2011	FY 2011
Total Revenue ($M)	$87.0 – $88.5	$362.0 – $369.0
Adjusted Net Income ($M)	$18.6 – $19.2	$81.8 – $84.8
Cash from Operating Activities ($M)	N/A	$82.0 – $86.0
Capital Expenditures (% of revenue)	N/A	1.9% – 2.1%
Results of SS&C Technologies, Inc.
Our operating subsidiary, SS&C Technologies, Inc., posted the same revenues and net income for the fourth quarter of 2010 and year ended December 31, 2010 as the Company.
Non-GAAP Financial Measures
Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes that these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release
SS&C’s Q4 and Fiscal Year 2010 earnings call will take place at 5:00 p.m. eastern time today, February 17, 2011. The call will discuss Q4 and 2010 results. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Fourth Quarter and 2010 Earnings Call,” conference ID #43918491. A replay will be available after 8:00 p.m. eastern time on February 17, until midnight on February 24, 2011. The dial-in number is 800-642-1687 (U.S. and Canada) 706-645-9291 (International); access code #43918491. The call will also be available for replay on SS&C’s website after February 18, 2011: http://investor.ssctech.com/results.cfm.
This press release contains forward-looking statements relating to, among other things, our financial guidance for the first quarter of 2011 and full year 2011. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.
About SS&C Technologies Holdings, Inc.
SS&C is a leader in the delivery of investment and financial management software and related services focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. 5,000 financial services organizations, from the world’s largest to local financial services organizations, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $16 trillion in assets. Additional information about SS&C (NASDAQ: SSNC) is available at www.ssctech.com.
Follow SS&C on Twitter at @ssctechnologies.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operation
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2010	2009	2010	2009
Revenues:
Software licenses	$6,054	$5,029	$23,683	$20,661
Maintenance	18,573	17,534	72,703	66,099
Professional services	5,343	6,017	20,727	20,889
Software-enabled services	56,140	42,465	211,792	163,266

Total revenues	86,110	71,045	328,905	270,915

Cost of revenues:
Software licenses	1,996	2,195	7,750	8,499
Maintenance	8,407	7,207	32,712	27,559
Professional services	3,711	3,495	13,954	14,154
Software-enabled services	29,379	22,449	111,516	87,528

Total cost of revenues	43,493	35,346	165,932	137,740

Gross profit	42,617	35,699	162,973	133,175

Operating expenses:
Selling and marketing	6,319	5,133	25,229	20,362
Research and development	7,956	6,920	31,442	26,513
General and administrative	7,297	4,514	26,462	19,197

Total operating expenses	21,572	16,567	83,133	66,072

Operating income	21,045	19,132	79,840	67,103

Interest expense, net	(6,594)	(9,072)	(30,412)	(36,863)
Other income (expense), net	(154)	(162)	499	(1,418)
Loss on extinguishment of debt	—	—	(5,480)	—

Income before income taxes	14,297	9,898	44,447	28,822
Provision for income taxes	5,121	3,876	12,034	9,804

Net income	$9,176	$6,022	$32,413	$19,018

Basic earnings per share	$0.13	$0.10	$0.47	$0.31

Basic weighted average number of common shares outstanding	72,316	60,392	69,027	60,381

Diluted earnings per share	$0.12	$0.09	$0.44	$0.30

Diluted weighted average number of common and common equivalent shares outstanding	76,594	64,542	73,079	63,653

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$84,843	$19,055
Accounts receivable, net	45,531	41,600
Prepaid income taxes	2,242	669
Deferred income taxes	1,142	1,780
Prepaid expenses and other current assets	5,932	6,164

Total current assets	139,690	69,268

Property and equipment, net	13,570	14,036

Deferred income taxes	686	499
Goodwill	926,668	885,517
Intangible and other assets, net	195,112	216,321

Total assets	$1,275,726	$1,185,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,702	$4,270
Accounts payable	3,790	4,804
Income taxes payable	—	703
Accrued employee compensation and benefits	16,854	14,693
Other accrued expenses	11,052	16,938
Interest payable	1,305	2,070
Deferred maintenance and other revenue	41,671	40,400

Total current liabilities	76,374	83,878

Long-term debt, net of current portion	289,092	392,989
Other long-term liabilities	12,343	12,779
Deferred income taxes	40,734	50,008

Total liabilities	418,543	539,654

Total stockholders’ equity	857,183	645,987

Total liabilities and stockholders’ equity	$1,275,726	$1,185,641

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	December 31,	December 31,
	2010	2009
Cash flow from operating activities:
Net income	$32,413	$19,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,728	36,028
Stock-based compensation expense	13,254	5,607
Amortization of loan origination costs	3,392	2,306
(Gain) loss on sale or disposition of property and equipment	(9)	13
Deferred income taxes	(13,700)	(8,861)
Provision for doubtful accounts	831	213
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	1,066	3,360
Prepaid expenses and other assets	(133)	(284)
Accounts payable	(1,041)	1,549
Accrued expenses and other liabilities	(2,660)	1,646
Income taxes prepaid and payable	2,073	(5,236)
Deferred maintenance and other revenues	(647)	4,493

Net cash provided by operating activities	75,567	59,852

Cash flow from investing activities:
Additions to property and equipment	(4,834)	(2,559)
Proceeds from sale of property and equipment	59	3
Cash paid for business acquisitions, net of cash acquired	(45,815)	(51,477)
Additions to capitalized software and other intangibles	(509)	(101)

Net cash used in investing activities	(51,099)	(54,134)

Cash flow from financing activities:
Cash received from other borrowings	—	2,000
Repayment of debt	(108,120)	(19,679)
Proceeds from exercise of stock options	10,813	1,998
Income tax benefit related to exercise of stock options	5,064	—
Proceeds from common stock issuance, net	134,558	—
Purchase of common stock for treasury	(1,169)	(2,215)

Net cash provided by (used in) financing activities	41,146	(17,896)

Effect of exchange rate changes on cash and cash equivalents	174	1,934

Net increase in cash and cash equivalents	65,788	(10,244)
Cash and cash equivalents, beginning of period	19,055	29,299

Cash and cash equivalents, end of period	$84,843	$19,055

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Information
Note 1. Reconciliation of Revenue to Adjusted Revenue
Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three months ended		Year ended
	December 31,		December 31,
(in thousands)	2010	2009	2010	2009
Revenue	$86,110	$71,045	$328,905	$270,915
Purchase accounting adjustments to deferred revenue	11	48	189	48

Adjusted revenue	$86,121	$71,093	$329,094	$270,963

Note 2. Reconciliation of Operating Income to Adjusted Operating Income
Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three months ended		Year ended
	December 31,		December 31,
(in thousands)	2010	2009	2010	2009
Operating income	$21,045	$19,132	$79,840	$67,103
Amortization of intangible assets	8,950	8,037	35,085	31,129
Stock-based compensation	4,073	1,244	13,254	5,607
Capital-based taxes	230	123	1,091	795
Unusual or non-recurring charges	(30)	149	174	776
Purchase accounting adjustments	(114)	70	(238)	(93)
Other	(75)	224	39	1,201

Adjusted operating income	$34,079	$28,979	$129,245	$106,518

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA
EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in November 2005, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as an alternative to operating income, net income or cash flows from operating activities. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. The following is a reconciliation between EBITDA, consolidated EBITDA and adjusted consolidated EBITDA and net income.

	Three months ended		Year ended
	December 31,		December 31,
(in thousands)	2010	2009	2010	2009
Net income	$9,176	$6,022	$32,413	$19,018
Interest expense, net	6,594	9,072	35,892	36,863
Taxes	5,121	3,876	12,034	9,804
Depreciation and amortization	10,372	9,321	40,728	36,028

EBITDA	31,263	28,291	121,067	101,713
Stock-based compensation	4,073	1,244	13,254	5,607
Capital-based taxes	230	123	1,091	795
Acquired EBITDA and cost savings	329	1,774	6,392	8,053
Unusual or non-recurring charges	124	307	(325)	1,990
Purchase accounting adjustments	(114)	70	(238)	(93)
Other	(75)	224	39	1,201

Consolidated EBITDA	35,830	32,033	141,280	119,266
Less: acquired EBITDA	(329)	(1,774)	(6,392)	(8,053)

Adjusted Consolidated EBITDA	$35,501	$30,259	$134,888	$111,213

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because it represents our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three months ended		Year ended
	December 31,		December 31,
(in thousands, except per share data)	2010	2009	2010	2009
GAAP — Net income	$9,176	$6,022	$32,413	$19,018
Plus: Amortization of intangible assets	8,950	8,037	35,085	31,129
Plus: Amortization of deferred financing costs	496	582	2,127	2,306
Plus: Stock-based compensation	4,073	1,244	13,254	5,607
Plus: Capital-based taxes	230	123	1,091	795
Plus: Unusual and non-recurring items	124	307	(325)	1,990
Plus: Loss on extinguishment of debt	—	—	5,480	—
Plus: Purchase accounting adjustments	(114)	70	(238)	(93)
Plus: Other	(75)	224	39	1,201
Income tax effect (1)	(4,672)	(3,294)	(23,301)	(15,311)

Adjusted net income	$18,188	$13,315	$65,625	$46,642

Adjusted diluted earnings per share	$0.24	$0.21	$0.90	$0.73

GAAP diluted earnings per share	$0.12	$0.09	$0.44	$0.30

Diluted weighted-average shares outstanding	76,594	64,542	73,079	63,653

(1)	An estimated normalized effective tax rate of 35% has been used to adjust the provision for income taxes for the purposes of computing adjusted net income.